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                                                                    EXHIBIT 12.1


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN MILLIONS)
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

                                                                                 FIVE MONTHS          FISCAL YEAR ENDED
                                                  FISCAL YEAR ENDED OCTOBER 31,    MARCH 31,               MARCH 31,
                                                  -------------------------------------------------------------------------
                                                       1993        1994        1995       1996         1997        1998
                                                       ----        ----        ----       ----         ----        ----
Pre-tax income (loss) from continuing operations   $    (0.6)  $      1.9  $      1.8  $     (1.6)  $    (3.0)  $   (29.3)
                                                   ----------  ----------  ----------  ----------   ----------  ----------
Fixed charges:

Interest expense and amortization of debt                0.3          0.4         1.2         0.5         2.3        11.0
  issuance costs

Interest factor on rental expense                        0.0          0.0         0.0         0.0         0.3         1.0
                                                         ---          ---         ---         ---         ---         ---

Total fixed charges                                      0.3          0.4         1.2         0.5         2.6        12.0
                                                         ---          ---         ---         ---         ---        ----

Pre-tax income (loss) before fixed charges         $    (0.3)  $      2.3  $      3.0  $     (1.1)  $    (0.4)  $   (17.3)
                                                   ----------  ----------  ----------  -----------  ----------  ----------

Ratio of earnings to fixed charges                       -            5.4         2.5         -           -           -

Deficiency of earnings to covered fixed charges    $    (0.6)  $      -    $      -    $     (1.6)  $    (3.0)  $   (29.3)

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
                                                                                                PROFORMA
                                                                                       --------------------------
                                                       QUARTER ENDED                   YEAR ENDED   QUARTER ENDED
                                                          JUNE 30,                      MARCH 31,      JUNE 30,
                                                     -----------------
                                                       1997       1998                     1998         1998
                                                       ----       ----                     ----         ----
Pre-tax income (loss) from continuing operations   $      0.6  $    (1.6)              $    (33.4)   $   (5.8)
                                                   ----------  ----------              -----------   ---------

Fixed charges:

Interest expense and amortization of debt                 1.5         4.9                     27.9         6.8
  issuance costs

Interest factor on rental expense                         0.1         0.2                      1.5         0.3
                                                          ---         ---                      ---         ---

Total fixed charges                                       1.6         5.1                     29.4         7.1
                                                          ---         ---                     ----         ---

Pre-tax income (loss) before fixed charges         $      2.2  $      3.5              $     (4.0)   $     1.3
                                                   ----------  ----------              -----------   ---------

Ratio of earnings to fixed charges                        1.3         -                       -           -


Deficiency of earnings to covered fixed charges    $      -    $     (1.6)             $    (33.4)   $   (5.8)

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